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Exhibit 4.5

Ministry of Natural Resources Novgorod Oblast Department of Natural Resources and Environmental Protection Territorial Fund for Geological Information REGISTERED December 10, 2002
In the register as No	154
Head of the TFGI	[signature]

SUBSOIL USE LICENSE

N V G series	0 1 9 4 8 number	V E license type
Issued to	Rodniki Valdaya Limited Liability Company (business entity receiving the license)

represented by	executive director (full name of person representing the business entity)
Igor Anatolievich Shutov
purpose and types of work	extraction of underground drinking water
from exploitation wells No. 2537 and No. 2542
in the Khorinka plot
Location of the subsoil plot	1 km north of Okulovka (name of population center,
Okulovka District, Novgorod Oblast district, oblast, krai, republic)
A description of the boundaries of the subsoil plot, corner coordinates, copies of topographic plans,
sectional views, etc. are given in annexes	No. 4 and No. 5 (annex numbers)
The right to use land plots has been received from
Administration of the Okulovka District: Decree No. 646 of October 1, 2002 (name of issuing body, decree number, date) Agreement on Lease of Land Plot No. 183, dated November 2, 2002

        Copies of documents and a description of the boundaries of the land plot are given in

annex	No. 4 (annex number, number of pages)
Status of the subsoil plot	mining claim (within SPZ-1 region) (geological or mining claim)

License term expires:	14 August 2027 (day, month, year)

[illegible stamp; dated 10 December 2002]

Ministry of Natural Resources of the Russian Federation
Novgorod Oblast Department of Natural Resources and Environmental Protection

Novgorod Oblast Administration
Economic Committee

JOINT DECISION
to grant a subsoil use license

December 4, 2002, No. 56	Veliky Novgorod

        Having examined the application of Rodniki Valdaya Limited Liability Company, on the basis of article 10.41 of the Federal Law "On the Subsoil" and Certificate of Mineral Strike No. 3/2002, the Novgorod Oblast Department of Natural Resources and Environmental Protection of the Russian Ministry of Natural Resources (MNR) and the Novgorod Oblast Economic Committee

        DECIDED:

        To grant to Rodniki Valdaya Limited Liability Company a license to use the subsoil for the purpose of extracting underground drinking water for bottling and manufacture of food products and supplying water for technological needs in a volume of up to 500 m3/day from wells Nos. 2537 and 2542 in the Khorinka plot, Okulovka District, Novgorod Oblast, valid until August 14, 2027.

Acting Head, Novgorod Oblast Department of Natural Resources and Environmental Protection, Russian MNR	Representative of the Novgorod Oblast Economic Committee
N. V. Kazakov	A. A. Shalumev

Annex 3

License Agreement
on the terms of subsoil use for the extraction
of up to 500 m3/day of underground drinking water
from exploitation wells No. 2537 and No. 2542

        1.    SUBSOIL USER:

        1.1.  FULL NAME: Rodniki Valdaya Limited Liability Company

        1.2.  FOUNDATION DOCUMENTS: Charter of Rodniki Valdaya Limited Liability Company, approved by Minutes No. 19-08 of August 19, 2002. Main state registration number: 1025301587585; taxpayer identification number: 5311005427.

        1.3.  ADDRESS: d. 5, ul. Tsentralnaya, Okulovka, Novgorod Oblast, 174350; tel. (81657) 23977; fax (81657) 21577.

        1.4.  DIRECTOR: Executive Director Igor Anatolievich Shutov

        2.    BODIES GRANTING THE LICENSE AND ADMINISTERING AND MONITORING SUBSOIL USE

        2.1.  Novgorod Oblast Department of Natural Resources and Environmental Protection: d. 22/25, pr. Mira, Veliky Novgorod, 173025; tel. 615519, 55137.

        2.2.  Novgorod Oblast Administration, Economic Committee: 1, Sofiiskaya ploshchad, Veliky Novgorod, 173005; tel. 132-118, 132-541.

        3.    PURPOSES AND BASIS FOR GRANT OF SUBSOIL USE

        3.1.  USE OF THE SUBSOIL PLOT IS GRANTED FOR THE PURPOSE OF: extraction of underground drinking water for bottling and manufacture of food products and supplying Rodniki Valdaya LLC with water for technological needs.

        3.2.  BASIS:

  •
  article 10.41 of the RF Law "On the Subsoil";

  •
  Certificate of Mineral Strike No. 3/2002;

  •
  Joint Decision of the Novgorod Oblast Administration of Natural Resources and Environmental Protection of the Russian MNR and the Novgorod Oblast Economic Committee, No. 56 of December 4, 2002.

        3.3.  THE LAND PLOT IS PROVIDED BY:

  •
  the Okulovka District Administration, by Decree No. 646 of October 1, 2002, "On the Transfer of a Land Plot"; Agreement on Lease of Land Plot, No. 183 of October 2, 2002;

        3.4.  APPROVAL OF TERMS OF SUBSOIL USE:

  •
  with the State Sanitary and Epidemiological Inspectorate (Gossanepidnadzor) Center in the Okulovka District, received November 28, 2002;

  •
  with the water service of the Novgorod Oblast Department of Natural Resources and Environmental Protection of the Russian MNR, received November 29, 2002;

  •
  a positive State Environmental Assessment of the project (feasibility study) for the construction of a mineral water bottling plant in the Okulovka District, Novgorod Oblast, dated January 30, 2002.

        3.5.  FEASIBILITY OF USE FOR THE STATED PURPOSES IS BASED ON:

  •
  Report on Estimation of Underground Water Reserves in the Khorinka Plot, 1 km North of Okulovka, Okulovka District, Novgorod Oblast, as at August 14, 2002 (Novgrodinzhproekt Institute OAO);

  •
  minutes of the State Commission on Mineral Reserves of the RF MNR, No. 778 of November 22, 2002;

  •
  opinion of the Russian Research Center for Restorative Medicine and Balneology (RNCVMIK) on the composition and quality of drinking water from wells No. 2537 and No. 2542 in Okulovka, Novgorod Oblast, No. 14/548 of September 27, 2002;

  •
  water sample records of the Gossanepidnadzor Center in the Novgorod Oblast, Nos. 515/516, 517/518, and 570/571 dated August 23, 2002; No. 497/498 dated August 2, 2002; No. 506/507 dated August 15, 2002; and No. 354 dated August 12, 2002;

  •
  water sample records of the Gossanepidnadzor Center in the Okulovka District, No. 7 dated February 1, 2002; No. 22 dated August 27, 2001; Nos. 173 and 174 dated August 8, 2002; and Nos. 175 and 176 dated August 14, 2002.

        4.    DESCRIPTION OF SUBSOIL PLOT

        4.1.  NAME: Khorinka plot (wells No. 2537 and No. 2542).

        4.2.  LOCATION: 1 km north of Okulovka, Okulovka District, Novgorod Oblast, in the territory of the water bottling plant;

        4.3.  SPATIAL BOUNDARIES: preliminarily designated as strict sanitary protection zones (SPZ-1 region) of 60 × 60 for each well on the land map, leased, 1:2000 scale.

Maximum depths:	well No. 2537:	133.0 m;
	well No. 2542:	132.55 m;
Coordinates:	well No. 2537:	33° 18' 05" E, 58° 26' 05" N
	well No. 2542:	33° 18' 00" E, 58° 26' 00" N.

        4.4.  STATUS OF PLOT: mining claim (in preliminary boundaries).

        4.5.  EXTENT OF STUDY AND STRUCTURE OF PLOT:

        The extent of study of the territory is based on the materials of a 1:200,000 scale geological and hydrological survey (1958-1959) and a 1:50,000 scale comprehensive hydrogeological survey (1961-1965), and on materials from an estimation of underground water reserves in the Khorinka plot, in accordance with subsoil use licenses NVG 01635 VP and NVG 01894 VP, conducted in 1999-2002 by Novgorodinzhproekt Institute OJSC on the instructions of Seven Streams Corporation CJSC and Tsaritsino Dairy Plant OJSC.

        As a result of the work, 4 wells were drilled. In 1999 well No. 2537(p) was drilled to a depth of 186.5 m as an exploration well; this opened the Plavsk and Yeletsk strata of the Snezhsky-Plavsk aquifer system at depth ranges of 70.3-72.8 m and 121.0-128.8 m, respectively, and the upper part of the Snezhsky-Stipinaisky aquifer in Frasnian (Upper Devonian) sediments at a depth range of 176.0-186.5 m. In 2000-2001 well No. 2541 was drilled 240 m west of the exploration well to a depth of 76.8 m, opening the Plavsk strata at a depth range of 66.0-75.0 m, from which water was unfit for drinking purposes due to its iron (3.9 mg/dm3) and ammonia content (12.7 mg/dm3); well No. 2542 was drilled nearby to a depth of 132.55 m. In well No. 2542 tests were conducted in the Yeletsk strata at a depth range of 116-119.5 m and 125.5-131.5 m; when pumped the well yielded 64 m3/day with a 104.4 m water-level decline. In 2002 a new well, No. 2537, was drilled alongside exploration well No. 2537(p) to a depth of 133 m, opening the Yeletsk strata at a depth range of 121.0-132.6 mm [sic]. Under experimental exploitation pumping, the well yielded 466 m3/day with a 48 m water-level decline. Two wells, No. 2537 and No. 2542, were selected as exploitation wells.

        Semi-permeable rocks of the Yeletsk strata are represented by sand and sandstone lying under a mass of clays with interstratified subordinate bands of sand and sandstone of the Ledebyan strata, Dankov superstrata (Famennian stage of the Upper Devonian). Quaternary sediments have a capacity of 48 m and 46 m, respectively; by origin these are lacustrine-glacial loam and clay sands and glacial boulder loam.

        Exploitation reserves were estimated on the basis of experimental filtration results. At well No. 2542 experimental pumping was carried out with two reductions over a total of 25 days. At well No. 2537 experimental pumping was carried out for 12 days and experimental exploitation pumping for 20 days.

        4.6.  AQUIFERS TO BE EXPLOITED: the Yeletsk strata of the Snezhsk-Plavsk aquifer system (Upper Devonian) is opened at a depth range of: 121.0-130.0 m by well No. 2537; and 116.5-119.5 and 125.5-131.5 m by well No. 2542. Its index number in the State Water Cadastre (GVK) system is 258.

        4.7.  UNDERGROUND WATER RESERVES: Balance exploitation reserves of underground natural mineral table water for the Yeletsk aquifer were approved by the State Commission on Mineral Reserves of the RF MNR (minutes No. 778 of November 22, 2002) under category C1 for 5-year experimental industrial exploitation at a rate of 466 m3/day for well No. 2537 and 34 m3/day for well No. 2537.

        4.7.  QUALITY OF UNDERGROUND WATER AND AREA OF USE:

        In accordance with RNCVMIK opinion No. 14/548 of September 27, 2002, underground water from wells No. 2542 and 2537 by chemical composition and overall level of mineralization (from 0.9 to 1.15 g/dm3) is considered weakly mineralized fresh water (solid residue of 600.0-700.0 mg/dm3) of hydrocarbonate sodium composition, alkalescent (pH 7.2-7.5), with overall hardness less than 1.0 mol/dm3. Concentrations of toxic and regulated trace elements, including heavy metals and nitrogen group compounds, as well as strontium, selenium, and radionuclides, are below the established maximums for mineral drinking water. Organoleptic and microbiological indicators meet standards.

        A distinctive feature of underground water is higher fluorine content (up to 2.7 mg/dm3), which should be noted on product labels.

        In accordance with technical specification TU 10.04.06.0132-88, "Water, mineral natural table," and RF Health Ministry methodological guideline MU 2000/34, "Classification of mineral waters and curative muds for purposes of their certification," underground water from wells No. 2542 and No. 2637 are categorized as "mineral drinking natural table water," which may be used as a table beverage and as a basis for the preparation of nonalcoholic beverages.

        5.    DESCRIPTION OF SUBSOIL RESOURCES TO BE USED AND TERMS OF EXTRACTION OF UNDERGROUND WATER:

        5.1.  VOLUMES AND PURPOSES OF WATER EXTRACTION:

Of which designated for:
Water extraction (m3/day)		Total	domestic drinking water	auxiliary	bottling
1.	Existing water extraction, of which transferred to other consumers	— —	— —	— —	— —
2.	Stated water requirement, of which transferred to other consumers	500.0 —	43.13 —	18.0 —	438.87 —
3.	Licensed water extraction, of which transferred to other consumers	500.0 —	43.0 —	18.0 —	439.0 —
4.	By aquifer: Snezhsky-Plavsk aquifer system (D3 snz-pl) GVK-258	500.0

        5.2.  SUBSOIL RESOURCES AND AREA OF USE OF UNDERGROUND WATER IN ACCORDANCE WITH LICENSED WATER EXTRACTION AND AGREED CALCULATION OF WATER CONSUMPTION:

  •
  subsoil user's production needs: 500 m3/day (182.5 thousand m3/year), including:

  •
  for bottling and manufacture of food products: 439.0 m3/day (157.99 thousand m3/year);

  •
  for auxiliary technological needs: 18.0 m3/day (20.02 thousand m3/year);

  •
  domestic drinking water supply to factory (incidental use): 43.0 m3/day (4.40 thousand m3/year);

        5.3.  Water extraction mode: uninterrupted, but not exceeding the volume established by the license: 500.0 m3/day (182.5 thousand m3/year).

        5.4.  Water discharge: after use, water will flow into the plant's biological treatment facilities, and then into the Khorinka river.

        5.5.  PROVISION FOR THE ESTABLISHED EXTRACTION MODE: use of up to 500.0 m3 of water per day will be provided by the 2 (two) existing wells.

        5.6.  Monitoring of underground water in the water-intake impact zone: established in accordance with the specification of requirements (annex No.      ).

        6.    DATES AND OTHER MATERIAL TERMS

        6.1.  LICENSE EXPIRES: August 14, 2027.

        6.2.  SUBSOIL USE IS CONTEMPLATED IN TWO STAGES:

        Stage I: experimental industrial exploitation of wells No. 2542 and 2537: through December 31, 2001.

        The following work will be performed at Stage I:

        6.2.1.    Development and approval of subsoil use project (flow chart, planned sanitary protection zones, and planned mining claim) in accordance with established procedures, prior to the commencement of underground water extraction work.

        6.2.2.    Thorough, regular monitoring of the underground water exploitation mode (flow rates, dynamic levels, quality), including after more precise determination of fluorine content.

        6.2.3.    Consideration of the possibility and expediency of obtaining the entire stated water requirement (500 m3/day) from well No. 2537 alone, after refinement of the water-intake scheme.

        6.2.4.    On the basis of the results of experimental industrial development of the deposit, re-estimation of exploitation reserves and submission of a report for state examination: by March 1, 2007.

        7.    CHARGE FOR USE OF UNDERGROUND WATER FACILITIES

        7.1.  The charge for use of underground water facilities associated with water intake for supply to the population and domestic drinking, production, technological, and other needs shall be assessed in accordance with the Federal Law "On Amendments to the Federal Law "On the Charge for the Use of Water Facilities'," No. 71-FZ of May 6, 1998, as amended by No. 111-FZ of August 7, 2001, and the RF Government Decree "On the Approval of Minimum and Maximum Charges for the Use of Water Facilities in River Basins, Lakes, Seas, and Economic Areas," No. 826 of November 28, 2001.

        7.2.  The subsoil user shall pay other taxes and levies established in accordance with RF legislation on taxes and levies.

        8.    HYDROGEOLOGICAL REPORTING AND INFORMATION:

        8.1.  TO THE REGIONAL DIVISION OF THE STATE MONITORING SERVICE (Geoinformatics and Monitoring, North-West Center, State Geological Environmental Monitoring Division, 24, ul. Odoevskogo, korp. 1, St. Petersburg, 199155) and the Novgorod Oblast Department of Natural Resources and Environmental Protection of the Russian MNR (d. 22/25, pr. Mira, Veliky Novgorod) shall be submitted:

        8.1.1. ANNUALLY, by the 10th of January following the reporting year, a report on the use of underground water: state statistical reports on form 2-TP (water use).

        8.1.2. IMMEDIATELY upon being established, information on nonconformity of underground water quality to the requirements of Sanitary Rules and Norms (SanPiN) 2.1.4.559-96 and concerning maximum allowable concentrations in excess of current standards.

        8.2.  TO THE TERRITORIAL FUND FOR GEOLOGICAL INFORMATION OF THE NOVGOROD OBLAST DEPARTMENT OF NATURAL RESOURCES shall be submitted, within one month after the end of work to re-estimate underground water reserves:

  •
  a report on the re-estimation of underground water reserves;

  •
  the registration certificate (pasport) for the underground water deposit;

  •
  informational map;

  •
  record card of extent of study;

  •
  record of the state examination of reserves;

  •
  statement of sources of funding and expenses for geological prospecting work.

        8.3.    Within the established periods the subsoil user shall submit state statistical reports on forms No. 01-gr, No. 2-gr, and No. 7-gr to the Novgorod Oblast Department of Natural Resources.

        9.    TERMS OF WATER USE AND UNDERGROUND WATER PROTECTION

        The SUBSOIL USER:

        9.1.  Shall carry out the extraction of underground water within the water extraction limits imposed by the license; develop a Sanitary Protection Zone 1 (SPZ-1) region and fulfill measures for a SPZ-1 region pursuant to SanPiN 2.1.4.1110-02; shall provide for sanitary protection in regions II and III within the limits of its land grant, as well as monitor compliance beyond its limits, reporting any violations to sanitary and ecological oversight authorities.

        9.2.  At the frequency prescribed by sanitary oversight authorities, but in any event at least once a year, shall take water samples from all water-intake wells (by captation) and provide for their analysis in accordance with the requirements of SanPiN 2.1.4.559-96 or other newly introduced SanPiNs with respect to the list of indicators agreed with sanitary oversight authorities.

        9.3.  Is prohibited from using water for purposes other than those contemplated by this license and the opinion of the Republican Center of the Gossanepidnadzor, and from polluting underground water.

        9.4.  Shall keep systematic water extraction records, monitor the underground water level, and ensure the safekeeping of documentation throughout the entire license term.

        9.5.  Carry out its activity in accordance with the Subsoil Law, the Water Code, and other normative acts of the Russian Federation; obtain necessary authorizations and approvals; and fulfill the instructions of bodies of the Gossanepidnadzor, the Ministry of Natural Resources and its regional body for the Novgorod Oblast, and the regional division responsible for state monitoring of underground water.

        10.    OTHER TERMS OF SUBSOIL USE:

        10.1. Extension, reregistration, amendment, and cancellation of this license shall be done in accordance with the RF Law "On the Subsoil" pursuant to applications from subsoil users or submissions from relevant authorities.

        10.2. Upon the expiration of the license term, fulfillment of the license agreement, or other causes of termination of the right to use the subsoil, the subsoil user shall submit an application for cancellation of such right, and return the license—along with all annexes and geological documentation at the date of termination of work, as well as other materials confirming compliance with the terms of subsoil use—to the bodies that issued the license.

        10.3. Liability for violation of the established procedure and terms of subsoil use is set out in articles 49 and 51 of the RF Law "On the Subsoil."

        10.4. Disputes concerning subsoil use shall be resolved by state authorities, a court of law, or an arbitration court in accordance with their authority and the manner established by legislation pursuant to article 50 of the RF Law "On the Subsoil."

Acting Head, Novgorod Oblast Department of Natural Resources and Environmental Protection, Russian Ministry of Natural Resources	Authorized representative of the Oblast Administration, Chairman of the Economic Committee
N. V. Kazakov	A. A. Shalumev
2002	2002

Director of enterprise
receiving license

Executive Director,
Rodniki Valdaya LLC
[signature] I. A. Shutov
December 2, 2002

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  Exhibit 4.5
  Annex 3